SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2010

NORTH PENN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-52839	26-0261305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

216 Adams Avenue, Scranton, Pennsylvania 18503
(Address of principal executive offices) (Zip Code)

(570) 344-6113
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On March 23, 2009, the Board of Directors of North Penn Bancorp, Inc., the holding company for North Penn Bank (the “Company”), declared a quarterly cash dividend of $.04 per share and a special cash dividend of $0.05 per share on its outstanding common stock, both dividends payable on or about April 30, 2010 to stockholders of record as of the close of business on April 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date March 24, 2010	By:	/s/ Frederick L. Hickman
Name Frederick L. Hickman
Title President and Chief Executive Officer